                                   EXHIBIT 99

                          Codorus Valley Bancorp, Inc.
                      Press Release dated January 16, 2007

            CODORUS VALLEY BANCORP, INC. REPORTS INCREASED EARNINGS
                           AND DIVIDEND DECLARATIONS

     FOR IMMEDIATE RELEASE -- York, Pennsylvania (January 16, 2007) -- Codorus Valley Bancorp, Inc. (Nasdaq: CVLY), the parent company of PeoplesBank, today announced earnings of $1,131,000 or $.32 per share ($.32 diluted) for the quarter ended December 31, 2006. This represents a $110,000 or 11% increase over the $1,021,000 or $.29 per share ($.29 diluted) earned for the same quarter of 2005. For the full year 2006, earnings were $5,322,000 or $1.53 per share ($1.49 diluted), or 15% greater than the $4,617,000 or $1.33 per share ($1.30 diluted) earned in 2005. Earnings for both periods were impacted by an increase in net interest income from loan growth and higher yields on variable rate business loans. While net interest income increased, net interest margin decreased due to increased funding costs, which resulted from an inverted US treasury yield curve environment and competitive pricing pressures. An increase in noninterest income from wealth management and deposit services also contributed to the success of current operations. Increases in net interest income and noninterest income more than offset an increase in noninterest expense, which was attributable in part to corporate expansion, principally in 2005, and normal business growth.

     In addition, the Company announced that the Board of Directors declared a regular quarterly cash dividend of $.135 per share, payable on or before February 13, 2007, to shareholders of record January 23, 2007.

     Larry J. Miller, President and Chief Executive Officer, commented, "We are delighted with the outstanding results achieved by the Company in 2006. Everyone associated with this Company has worked diligently in executing our strategic plan, and this has been reflected in our strong, consistent growth. As we enter 2007, we fully recognize the margin pressures facing our industry as a result of the inverted yield curve environment. We will strive to meet this challenge, while remaining focused on our long-term commitments to our community, our clients, and our shareholders. "

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     On December 31, 2006, total assets were approximately $548 million, representing a $72 million or 15% increase above December 31, 2005. Asset growth occurred primarily in business and consumer loans, which were funded by strong deposit growth. Additional detailed financial information is provided in the Financial Highlights section of this Press Announcement.

     Codorus Valley Bancorp, Inc. is a financial services holding company headquartered at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, a Codorus Valley Company. PeoplesBank provides a full range of business and consumer banking services through fourteen financial centers located throughout York County, Pennsylvania and a loan production office in Towson, Maryland. Mortgage banking, wealth management, insurance, trust, and real estate settlement services are also offered by the company. Additional information is available on the bank's website at www.peoplesbanknet.com.

Management of Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Announcement. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the corporation and its subsidiaries. When words such as "believes," "expects," "anticipates," or similar expressions occur in this Press Announcement, management is making forward-looking statements. Note that many factors could affect the future financial results of the corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Announcement.

     QUESTIONS OR COMMENTS CONCERNING THIS PRESS ANNOUNCEMENT SHOULD BE DIRECTED TO THE FOLLOWING:

        Larry J. Miller                               Jann A. Weaver
Vice-Chairman, President, and CEO                        Treasurer
   Codorus Valley Bancorp, Inc.                  Codorus Valley Bancorp, Inc.
         717-747-1500                                  717-747-1502
         888-846-1970                                  888-846-1970
   lmiller@peoplesbanknet.com                     jweaver@peoplesbanknet.com


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                   Condensed Consolidated Statements of Income
                (in thousands of dollars, except per share data)


                                           Three months ended                   Year ended
                                               December 31,                     December 31,
                                           2006           2005              2006             2005
                                       (Unaudited)     (Unaudited)      (Unaudited)       (Audited)
                                       -----------     -----------      -----------       ---------
Interest income                           $8,924         $7,158          $33,319            $25,572
Interest expense                           4,358          2,735           15,077              9,149
                                          ------         ------          -------            -------
  Net interest income                      4,566          4,423           18,242             16,423
Provision for loan losses                    150            250              650                775
Noninterest income                         1,374          1,182            5,222              4,717
Loss on sale of securities                   (80)             0              (80)               (86)
Gain on sale of mortgages                    113             94              323                372
Noninterest expense                        4,347          4,104           15,890             14,482
                                          ------         ------          -------            -------
  Income before income taxes               1,476          1,345            7,167              6,169
Income taxes                                 345            324            1,845              1,552
                                          ------         ------          -------            -------
  Net income                              $1,131         $1,021          $ 5,322            $ 4,617
                                          ======         ======          =======            =======

Basic earnings per share                  $ 0.32         $ 0.29          $  1.53            $  1.33
Diluted earnings per share                $ 0.32         $ 0.29          $  1.49            $  1.30


            Condensed Consolidated Statements of Financial Condition
                            (in thousands of dollars)

                                                           December 31,
                                                       2006             2005
                                                    (Unaudited)      (Audited)
                                                    -----------      ---------
Cash and short term investments                       $ 35,372        $ 12,085
Investment securities                                   80,926          69,664
Loans                                                  407,260         369,631
Allowance for loan losses                               (3,126)         (2,538)
Premises and equipment, net                             10,495          10,962
Other assets                                            17,285          16,248
                                                      --------        --------
  Total assets                                        $548,212        $476,052
                                                      ========        ========

Deposits                                              $456,645        $385,154
Borrowed funds                                          45,339          49,493
Other liabilities                                        3,442           2,676
Shareholders' equity                                    42,786          38,729
                                                      --------        --------
  Total liabilities and shareholders' equity          $548,212        $476,052
                                                      ========        ========

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                       Selected Financial Data (Unaudited)


                                                                            Quarterly                                  Annual
                                                 ----------------------------------------------------------       ------------------
                                                  2006          2006         2006        2006         2005            December 31,
                                                 4th Qtr      3rd Qtr      2nd Qtr     1st Qtr      4th Qtr        2006       2005
                                                 -------      -------      -------     -------      -------       ------     -------
Earnings and Per Share Data (1)
  (in thousands, except per share data)
   Net income                                    $1,131        $1,407       $1,423      $1,361       $1,021       $5,322     $4,617
   Basic earnings per share                      $ 0.32        $ 0.40       $ 0.41      $ 0.39       $ 0.29       $ 1.53     $ 1.33
   Diluted earnings per share                    $ 0.32        $ 0.39       $ 0.40      $ 0.38       $ 0.29       $ 1.49     $ 1.30
   Cash dividends per share                      $0.129        $0.124       $0.118      $0.118       $0.118       $0.489     $0.447
   Book value per share                          $12.21        $12.04       $11.54      $11.35       $11.11       $12.21     $11.11
   Average shares outstanding                     3,501         3,486        3,485       3,485        3,482        3,489      3,475
   Average diluted shares outstanding             3,588         3,567        3,565       3,564        3,554        3,571      3,544

Performance Ratios (%)
   Return on average assets                        0.85          1.08         1.15        1.13         0.88         1.05       1.06
   Return on average equity                       10.56         13.63        14.17       13.79        10.54        12.99      12.25
   Return on average realized equity (2)          10.50         13.42        14.02       13.64        10.44        12.83      12.21
   Net interest margin (3)                         3.77          3.88         4.01        4.35         4.17         3.97       4.16
   Efficiency ratio (4)                            66.8          63.0         63.3        64.3         68.5         65.1       66.1

Asset Quality Ratios (%)
   Net loan charge-offs (recoveries) to
     average loans (5)                            (0.01)         0.10        (0.02)      (0.02)       (0.01)        0.02       0.03
   Allowance for losses to total loans             0.77          0.75         0.75        0.74         0.69         0.77       0.69
   Nonperforming assets to total loans
     and other real estate                         1.09          1.38         1.44        1.03         0.28         1.09       0.28

Capital Ratios (%)
   Average equity to average assets                8.00          7.96         8.12        8.19         8.35         8.07       8.65
   Tier 1 leverage capital ratio                   9.83          9.98        10.25        8.84         9.57         9.83       9.57
   Tier 1 risk-based capital ratio                11.99         12.11        12.15       10.65        10.61        11.99      10.61
   Total risk-based capital ratio                 12.71         12.81        12.85       11.34        11.26        12.71      11.26

(1)  per share amounts and shares outstanding were adjusted for stock dividends
(2) excludes accumulated other comprehensive income (loss), principally unrealized gains (losses) on investment securities
(3) net interest income (tax-equivalent) as a percentage of average earning assets
(4) noninterest expense as a percentage of net interest income and noninterest income (tax-equivalent)
(5)  quarterly and year-to-date net loan charge-offs (recoveries) are annualized


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